UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 16, 2021
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events

CURO Group Holdings Corp. (the “Company” or "CURO") is filing this Current Report on Form 8-K ("Form 8-K") to realign product-level information presented in documents filed with or furnished to the SEC by the Company and contained within supplemental tables and other investor materials provided on the Company's investor relations website. The purpose of this realignment is to continue to improve users’ analysis of CURO’s financial results and the relevancy of disclosures after several strategic initiatives over the past few years and the acquisition of FLX Holding Corporation and Flexiti Financial Inc. (collectively, “Flexiti”).

Historically, CURO has presented financial and operating metrics including revenue, provision expense, gross loans receivable, past-due gross loans receivable, net charge-offs, the allowance for loan losses, earning assets and originations by product category on a consolidated basis. Product categories were defined as Open-End, Unsecured Installment, Secured Installment and Single-Pay loans and Ancillary revenue. In addition, the Company separately presented comparable metrics for loans Guaranteed by the Company under the credit service organization (CSO) model. Separately, CURO identified two reportable segments as the U.S. and Canada.

In conjunction with CURO's acquisition of Flexiti, CURO has realigned its reportable segments and product categories. Effective March 10, 2021, CURO now maintains three reportable segments consisting of i) the U.S., ii) Canada – Direct Lending (formerly referred to as the Canada segment) and iii) Canada – Point of Sale Lending (comprised of Flexiti currently). There are no changes to the historical reportable segments other than the designation of the former Canada segment as the Canada - Direct Lending segment. Beginning with the quarter ended March 31, 2021, CURO will provide Results of Operations for each of these segments.

In addition, as a result of the Flexiti acquisition and related reviews of our portfolios in the U.S. and Canada – Direct Lending businesses, CURO will also realign product level information to improve relevancy and assist in more effective analysis of our results. The revised product level information will combine Unsecured, Secured, and Single-Pay loans into "Installment - Company Owned" loans. Legacy Open-End loans and loans originated by Flexiti will be referred to as "Revolving LOC" (line-of-credit) loans and CSO loans will be referred to as "Installment - Guaranteed by the Company" loans. Ancillary revenue reporting will be unchanged.

Product metrics will be aligned for the U.S., Canada – Direct Lending and Canada – Point of Sale Lending. The Company believes that presentation of product information by segment will enhance transparency into product performance that aligns with management's view of the Company's financial performance, operations, and regulatory environment.

Reclassified product-level metrics for each quarter of 2019 and 2020 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference. A copy of this reclassified supplemental financial information is also available at https://ir.curo.com/ under the Financial Materials section.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Historical and Revised Supplemental Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of April, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer